EXHIBIT 99.5

AMERICAN ENERGY PRODUCTION, INC.
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared by recording pro forma adjustments to the historical financial statements of American Energy Production, Inc.  The pro forma consolidated balance sheet as of December 31, 2009 has been prepared as if the disposition of Production Resources, Inc. (“PRI”) occurred on December 31, 2009. The pro forma consolidated statement of operations for the year ended December 31, 2009 has been prepared as if the disposition of PRI occurred on January 1, 2009. American Energy Production, Inc. and its wholly-owned subsidiaries are collectively referred to as the "Company," "we," "us," and "our." The notes to the unaudited pro forma condensed consolidated financial statements describe certain pro forma adjustments to give effect to the disposition had it been consummated on the assumed dates.

The pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transaction been consummated on the assumed dates.  Additionally, future results may vary significantly from the results reflected in the pro forma consolidated statements of operations due to changes in future transactions and other factors.

See Notes to Condensed Consolidated Pro Forma Financial Statements

American Energy Production, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet
December 31, 2009
(Unaudited)

ASSETS		Pro Forma
	12/31/2009	Adjustments		Pro Forma

Current Assets
Cash	$47,284	$406,644	(B)	$453,928
Accounts receivable	32,523	(32,369)	(A)	154
Total Current Assets	79,807	374,275		454,082

Property and equipment, net	3,773,071	(364,770)	(A)	3,408,301

Investments
Available-for-sale equity securities at fair market value	-	425,000	(C)	425,000
Total Investments	-	425,000		425,000

Total Assets	$3,852,878	$434,505		$4,287,383

LIABILITIES
Current Liabilities
Accounts payable	$109,541	-		$109,541
Bank account deficit	682	-		682
Other current liabilities	12,480	(823)	(A)	11,657
Due to related parties	291,449	-		291,449
Notes payable	134,171	-		134,171
Accrued interest payable	900	-		900
Accrued payroll taxes and penalties	12,148	(56)	(A)	12,092
Lease payable	-	-		-
Total Current Liabilities	561,371	(879)		560,492

Long-Term Liabilities
Asset retirement obligations	532,046	(382,070)	(A)	149,976
Total Long-Term Liabilities	532,046	(382,070)		149,976

Total Liabilities	$1,093,418	$(382,949)		$710,469

STOCKHOLDERS' EQUITY (DEFICIT)
Convertible preferred stock, Series A, $0.0001 par value, 5,000,000 shares
authorized, none and 3,500,000 shares outstanding, respectively	$-	$-		$-
Common stock, $0.0001 par value, 500,000,000 shares authorized,
39,266,071 and 20,260,389 shares outstanding, respectively	3,927	-		3,927
Common stock issuable, $0.0001 par value, 23,350,677 shares
and none issuable and outstanding, respectively	2,335	-		2,335
Additional paid in capital	30,860,716	(4,017)	(A)	30,856,699
Accumulated deficit	(27,232,519)	821,471	(D)	(26,411,048)
	3,634,460	817,454		4,451,914
Less: Subscription Receivable	(875,000)	-		(875,000)

Total Stockholders' Equity (Deficit)	2,759,460	817,454		3,576,914

Total Liabilities and Stockholders' Equity (Deficit)	$3,852,878	$434,505		$4,287,383

See Notes to Condensed Consolidated Pro Forma Financial Statements

American Energy Production, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2009
(Unaudited)

		Pro Forma
	Historical	Adjustments		Pro Forma
Revenues:
Oil sales, net	$1,107,940	$(470,633)	(A)	$637,307

Operating Expenses
Compensation	350,120	(60,130)	(A)	289,990
Consulting	44,696	(2,700)	(A)	41,996
Depreciation, depletion and accretion	294,561	18,696	(A)	313,257
Rent	6,617	-	(A)	6,617
General and administrative	208,385	(47,804)	(A)	160,581
Production	1,191,029	(309,909)	(A)	881,120
Professional	176,733	(3,323)	(A)	173,410
Research and development	215,434	-	(A)	215,434
Taxes	85,246	(37,085)	(A)	48,161
Total Operating Expenses	2,572,821	(442,255)		2,130,566

Operating Loss	(1,464,881)	(28,378)		(1,493,259)

Other Income (Expense)
Other income (expense)	543,110	(97,553)	(A)	445,557
Interest expense	(87,557)	126	(A)	(87,431)
Gain on sale of subsidiary	-	821,471	(D)	821,471
Total Other Income (Expense)	455,553	724,044		1,179,597

Net Loss	$(1,009,328)	$695,666		$(313,661)

Net Loss Per Share - Basic and Diluted	$(0.02)	$0.01		$(0.01)

Weighted average Shares Outstanding	41,384,640	-		41,384,640

See Notes to Condensed Consolidated Pro Forma Financial Statements

American Energy Production, Inc.
Notes to Condensed Consolidated Pro Forma Financial Statements
(Unaudited)

Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared by recording pro forma adjustments to the historical financial statements of American Energy Production, Inc.  The pro forma consolidated balance sheet as of December 31, 2009 has been prepared as if the disposition of Production Resources, Inc. (“PRI”) occurred on December 31, 2009. The pro forma consolidated statement of operations for the year ended December 31, 2009 has been prepared as if the disposition of PRI occurred on January 1, 2009. American Energy Production, Inc. and its wholly-owned subsidiaries are collectively referred to as the "Company," "we," "us," and "our." The notes to the unaudited pro forma condensed consolidated financial statements describe certain pro forma adjustments to give effect to the disposition had it been consummated on the assumed dates.

The pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transaction been consummated on the assumed dates.  Additionally, future results may vary significantly from the results reflected in the pro forma consolidated statements of operations due to changes in future transactions and other factors.

(A) Reflects the removal of the historical financial information of Production Resources, Inc. ("PRI").

(B) Reflects $425,000 of cash proceeds from the sale of PRI less removal of historical cash balance held by PRI.

(C) Reflects $425,000 representing 5,000,000 shares of Emerald Bay Energy stock received from the sale of PRI.

(D) Assumption that disposition is effective January 1, 2009. Reflects difference in consideration received from sale of PRI ($850,000) as compared to investment and intercompany receivable balance in PRI ($929,200), offset by historical accumulated deficit balance in PRI ($900,671).